EX.99.906CERT
Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Trust for Advised Portfolios, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for Advised Portfolios for the period ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for Advised Portfolios for the stated period.

/s/ Christopher E. Kashmerick Christopher E. Kashmerick President, Trust for Advised Portfolios	/s/ Russell B. Simon Russell B. Simon Treasurer, Trust for Advised Portfolios
Dated: 3/07/2022	Dated: 3/07/2022